Exhibit 99.2

PRESS RELEASE

VCG Holding Corp. Engages Financial Consultants to Assist in its Accounting

Until the Search for a CFO is Completed

DENVER (BUSINESS WIRE) April 2, 2008—VCG Holding Corp. (NASDAQ: VCGH), a growing and leading consolidator and operator of adult nightclubs, today announced that its Chief Financial Officer and Chief Accounting Officer, Mr. Brent Lewis, is no longer with the Company effective March 31, 2008. The Company is conducting a search for a Chief Financial Officer and has engaged financial consultants on an interim basis to assist with the preparation of the Company’s Form 10-K for the period ended December 31, 2007, as well as other accounting issues.

Troy Lowrie, Chairman and CEO, stated: “The Company is committed to providing appropriate financial resources to ensure accurate and timely reporting of its financial reports. Further, we anticipate releasing the audited financial results for 2007 within the time period granted under Form 12B-25.”

About VCG Holding Corp.

VCG Holding Corp. is an owner, operator, and consolidator of adult nightclubs throughout the United States. The Company currently owns 19 adult nightclubs and one upscale dance lounge. The night clubs are located in Indianapolis, IN, St. Louis, MO, Denver and Colorado Springs, CO, Ft. Worth and Dallas, TX, Raleigh, NC, Minneapolis, MN, Louisville, KY, Portland, ME, and Miami, FL.

Forward-Looking Statements:

Certain statements in this release are forward-looking statements within the meaning of the Securities Litigation Reform Act of 1995. Such statements are based on current expectations, estimates and projections about the Company’s business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks and uncertainties that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors identified from time to time in the Company’s reports with the Securities and Exchange Commission, including our Annual Report on Form 10-KSB for the year ended December 31, 2006. All forward-looking statements attributable to us or any persons acting on our behalf are expressly qualified in their entirety by these cautionary statements. All guidance and forward-looking statements in this press release are made as of the date hereof and we do not undertake any obligation to update any forecast or forward-looking statements, except as may be required by law.

CONTACT: Troy H. Lowrie, CEO VCG Holding Corporation (303) 934-2424 (303) 922-0746 facsimile tlowrie@vcgh.com	-or-	INVESTOR RELATIONS: Stanley Berger SM Berger & Company (216) 464-6400 (216) 464-4126 facsimile stan@smberger.com

390 Union Blvd. | Suite 540 | Lakewood, CO 80228 | ph: 303.934.2424 | fx: 303.922.0746 | 1.800.627.8243 |

www.vcgh.com